SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) November 7, 2002



                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                         001-31299                   65-0865171
(State or other                  (Commission File              (IRS Employer
jurisdiction of                       Number)                Identification No.)
incorporation)

              901 Yamato Road, Suite 110, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (561) 322-1300



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Item 2. Acquisition or Disposition of Assets.

     On November 7, 2002, Medical Staffing Network, Inc. ("MSN"), a Delaware corporation and indirect wholly-owned subsidiary of the Registrant, consummated the purchase of substantially all of the assets, and the assumption of certain of the liabilities (the "Transaction"), of Clinical Resource Services, Inc., a Maryland corporation ("Clinical Resource"), and Health Search International, Inc., a Maryland corporation ("HSI" and together with Clinical Resource, the "Sellers"), both of which operate healthcare staffing businesses under common control and ownership. The Transaction was consummated pursuant to the terms of an Asset Purchase Agreement, dated October 31, 2002 (the "Asset Purchase Agreement"), among MSN, the Sellers, Stacy Birnbach and Cheryl Rhodes.

     Under the terms of the Asset Purchase Agreement, the purchase price paid by MSN in connection with the Transaction was $13,756,017 (the "Purchase Price"), of which (a) $11,692,614 was paid to the Sellers in cash, and (b) $2,063,403 was placed in escrow to fund any downward adjustments to the Purchase Price and any indemnification claims of MSN against the Sellers pursuant to the terms of the Escrow Agreement, dated as of October 31, 2002 (the "Escrow Agreement"), among MSN, the Sellers and Silver, Freedman & Taff, L.L.P. as escrow agent. The Purchase Price represents 5.5 times the Sellers' adjusted EBITDA for the twelve
(12) month period ended June 30, 2002 (excluding accrued vacation and sick leave and items applicable to Ultimit Solutions, Inc., a subsidiary of HSI).

     The Asset Purchase Agreement further provides that, after the closing of the Transaction the Purchase Price will be adjusted (a) upward by the amount that the Sellers' working capital as of the closing date of the Transaction exceeds $1.56 million, (b) downward by the amount that the Sellers' working capital as of the closing date of the Transaction is less than $1.56 million,
(c) upward by 5.5 times the amount of any upward adjustment to the Sellers adjusted EBITDA for the twelve (12) month period ended June 30, 2002 that is made within one year of the closing date of the Transaction, and (d) downward by
5.5 times the amount of any downward adjustment to the Sellers adjusted EBITDA the twelve (12) month period ended June 30, 2002 that is made within one year of the closing date of the Transaction.

     In addition, the Asset Purchase Agreement provides that MSN will pay for additional consideration to the Sellers pursuant to an earnout mechanism in an amount equal to (a) two times the amount by which EBITDA attributable to the assets purchased by MSN in the Transaction for the first full twelve (12) month period after the closing date of the Transaction exceeds $2,501,094, payable, unless disputed, by December 30, 2003, plus (b) two times the amount by which the amount by which EBITDA attributable to the second twelve (12) month period after the closing date of the Transaction exceeds that of the first twelve (12) month period, payable, unless disputed, by December 30, 2004.

     MSN financed the entire amount of the Purchase Price from borrowings under its $120 million credit facility with Bank of America, N.A., LaSalle Bank National Association, GE Capital Corporation, Antares Capital Corporation, and The Chase Manhattan Bank, PLC, as Lenders.



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     The assets acquired under the Asset Purchase Agreement include a lease for office space and certain office equipment. The premises acquired under such lease and such equipment will continue to be used by MSN as office space and office equipment.

     The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to such agreement, a copy of which has been filed as
Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). Such financial statements will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

(b) Pro-forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). Such financial statements will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

(c) Exhibits.

2.1 Asset Purchase Agreement, dated October 31, 2002, by and among Clinical Resource, HSI, Stacy Birnbach, Cheryl Rhodes and MSN.

2.2 Escrow Agreement, dated as of October 31, 2002, among MSN, Clinical Resource, HSI and Silver, Freedman & Taff, L.L.P.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2002                 MEDICAL STAFFING NETWORK
                                        HOLDINGS, INC. (Registrant)

                                        By: /s/ Kevin Little
                                            ------------------------------
                                            Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.    Description

2.1 Asset Purchase Agreement, dated October 31, 2002, by and among Clinical Resource Services, Inc., Health Search International, Inc., Stacy Birnbach, Cheryl Rhodes and Medical Staffing Network, Inc.

2.2 Escrow Agreement, dated as of October 31, 2002, among Medical Staffing Network, Inc., Clinical Resource Services, Inc., Health Search International, Inc. and Silver, Freedman & Taff, L.L.P.